UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 13, 2025

Xcel Energy Inc.
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

001-3034			41-0448030
(Commission File Number)			(IRS Employer Identification No.)

414 Nicollet Mall,	Minneapolis,	Minnesota	55401
(Address of Principal Executive Offices)			(Zip Code)

(612)	330-5500
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2.50 par value per share	XEL	Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On June 13, 2025, Rob Berntsen, Executive Vice President, Chief Legal and Compliance Officer at Xcel Energy Inc. (“Xcel Energy”), provided notice that he will be leaving Xcel Energy effective immediately to pursue another opportunity.

Effective June 16, 2025, Ryan Long was promoted to Executive Vice President, Chief Legal and Compliance Officer at Xcel Energy. Mr. Long has been serving as President, Northern States Power Company (a Minnesota corporation) (“NSPM”), since January 2024 and will continue overseeing NSPM while an internal and external search for the next NSPM President is conducted. Prior to his role at NSPM, Mr. Long served in various legal roles since joining Xcel Energy in 2015, including Interim General Counsel, Vice President & Deputy General Counsel, Managing Attorney, Lead Assistant General Counsel and Principal Attorney. Before joining Xcel Energy, Mr. Long worked as a lawyer for Faegre Baker Daniels (now known as Faegre Drinker Biddle & Reath) in Minneapolis and Cravath, Swaine & Moore in New York City.

A copy of the press release announcing this leadership change is filed as Exhibit 99.01 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.01	Press Release dated June 16, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xcel Energy Inc.
(a Minnesota corporation)

	By:	/s/ AMY SCHNEIDER
	Name:	Amy Schneider
	Title:	Vice President, Corporate Secretary and Securities

Date: June 16, 2025